As  filed  with the  Securities  and  Exchange  Commission  on  August  3,  1999
                                                   Registration Number 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               OMNICOM GROUP INC.
             (Exact name of registrant as specified in its charter)

                New York                                        13-1514814
      (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                      Identification Number)

           437 Madison Avenue
           New York, New York                                     10022
(Address of Principal Executive Offices)                        (Zip Code)

                 OMNICOM GROUP INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              Barry J. Wagner, Esq.
                          Secretary and General Counsel
                               Omnicom Group Inc.
                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                              Linda E. Ransom, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-6570

                                   ----------

                                                 CALCULATION OF REGISTRATION FEE

===================================================================================================================


       Title of                                   Proposed Maximum        Proposed Maximum
    Securities to            Amount to be        Offering Price Per      Aggregate Offering          Amount of
    be Registered           Registered (1)            Share (2)              Price (2)         Registration Fee (2)

- -------------------------------------------------------------------------------------------------------------------
Common Stock of
Omnicom Group Inc.,
par value $.50 per
share ................         3,000,000               $71.25               $213,750,000            $59,422.50

===================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock of the registrant which become issuable under the Omnicom
         Group Inc. Employee Stock Purchase Plan by reason of any merger, consolidation, spin off, reorganization, recapitalization, reclassification, stock dividend, stock split or similar transactions of or by the registrant which results in an increase in the number of the registrant's outstanding shares of common stock.

(2)      Estimated for the sole purpose of computing the registration fee.
         Pursuant to Securities Act Rules 457(c) and (h), the proposed maximum offering price per share is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the common stock of the registrant as of July 29, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents have been filed by Omnicom Group Inc. (the "Company") (File No. 1-10551) with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

   (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

   (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

   (c) the description of the Company's Common Stock contained in the Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for purposes of updating that description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

         The consolidated financial statements and financial statement schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 have been incorporated herein by reference in reliance on the reports, also incorporated herein by reference, of Arthur Andersen LLP, independent certified public accountants, given on their authority as experts in auditing and accounting.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation contains a provision limiting the liability of directors (except for approving statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors) to acts or omissions in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. The Company's By-Laws provide that an officer or director will be indemnified against any costs or liabilities, including attorneys fees and amounts paid in settlement with the consent of the Company in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law.

         Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines in its discretion, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

         Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

         The Company has entered into agreements with its directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. The Company also maintains and pays premiums for directors' and officers' liability insurance policies.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

 Exhibit Number                   Description
 --------------                   -----------

      5          Opinion and Consent of Dewey Ballantine LLP.

     23.1        Consent of Dewey Ballantine LLP (included in Exhibit 5 hereto).

     23.2        Consent of Arthur Andersen LLP.

     24          Power of Attorney (included on Signature Page).

     99          Omnicom Group Inc. Employee Stock Purchase Plan.


Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 1999.

                                    OMNICOM GROUP INC.


                                    By:     /s/ John Wren
                                        ---------------------------------------
                                         John Wren
                                         President, Chief Executive Officer and
                                             Director


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below does hereby constitute and appoint John Wren and Barry J. Wagner, and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of Common Stock registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his name, to any amendment to this Registration Statement in respect of said shares and to any documents filed as part of or in connection with said Registration Statement or amendments; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.


Date:  August 3, 1999                By:   /s/ John Wren
                                        --------------------------------------
                                        John Wren
                                        President, Chief Executive Officer and
                                          Director
                                        (Principal Executive Officer)


Date:  August 3, 1999                By:   /s/ Randall Weisenburger
                                        --------------------------------------
                                        Randall Weisenburger
                                        Chief Financial Officer
                                        (Principal Financial Officer)

Date:  August 3, 1999                By:   /s/ Philip J. Angelastro
                                        --------------------------------------
                                        Philip J. Angelastro
                                        Controller
                                        (Principal Accounting Officer)


Date:  August 3, 1999                By:   /s/ Bernard Brochand
                                        --------------------------------------
                                        Bernard Brochand
                                        Director


Date:  August 3, 1999                By:   /s/ Robert J. Callander
                                        --------------------------------------
                                        Robert J. Callander
                                        Director


Date:  August 3, 1999                By:   /s/ James A. Cannon
                                        --------------------------------------
                                        James A. Cannon
                                        Director


Date:  August 3, 1999                By:   /s/ Leonard S. Coleman, Jr.
                                        --------------------------------------
                                        Leonard S. Coleman, Jr.
                                        Director


Date:  August 3, 1999                By:   /s/ Bruce Crawford
                                        --------------------------------------
                                        Bruce Crawford
                                        Director


Date:  August 3, 1999                By:   /s/ Susan S. Denison
                                        --------------------------------------
                                        Susan S. Denison
                                        Director


Date:  August 3, 1999                By:   /s/ Peter Foy
                                        --------------------------------------
                                        Peter Foy
                                        Director


Date:  August 3, 1999                By:   /s/ Thomas L. Harrison
                                        --------------------------------------
                                        Thomas L. Harrison
                                        Director

Date:  August 3, 1999                By:   /s/ John R. Murphy
                                        --------------------------------------
                                        John R. Murphy
                                        Director


Date:  August 3, 1999                By:   /s/ John R. Purcell
                                        --------------------------------------
                                        John R. Purcell
                                        Director


Date:  August 3, 1999                By:   /s/ Keith L. Reinhard
                                        --------------------------------------
                                        Keith L. Reinhard
                                        Director


Date:  August 3, 1999                By:   /s/ Allen Rosenshine
                                        --------------------------------------
                                        Allen Rosenshine
                                        Director


Date:  August 3, 1999                By:   /s/ Gary L. Roubos
                                        --------------------------------------
                                        Gary L. Roubos
                                        Director


Date:  August 3, 1999                By:   /s/ Quentin I. Smith, Jr.
                                        --------------------------------------
                                        Quentin I. Smith, Jr.
                                        Director


Date:  August 3, 1999                By:   /s/ Egon P.S. Zehnder
                                        --------------------------------------
                                        Egon P.S. Zehnder
                                        Director

                              INDEX TO EXHIBITS


Exhibit Number                     Description
- --------------                     -----------

    5            Opinion and Consent of Dewey Ballantine LLP.

   23.1          Consent of Dewey Ballantine LLP (included in Exhibit 5 hereto).

   23.2          Consent of Arthur Andersen LLP.

   24            Power of Attorney (included on Signature Page).

   99            Omnicom Group Inc. Employee Stock Purchase Plan.